Exhibit 99.1

Arbor Realty Trust Reports First Quarter Results and

Increases Quarterly Dividend to $0.28 per Share

Company Highlights:

•                 GAAP net income of $0.26 and AFFO of $0.33 per diluted common share1

•                 Declares a cash dividend on common stock of $0.28 per share, a 4% increase in our dividend from last quarter and 12% higher than a year ago

•                 Issued $90.0 million of 5.75% senior unsecured notes due in 2024

Agency Business

•                 Segment income of $13.1 million

•                 Loan originations of $845.9 million

•                 Servicing portfolio of $18.88 billion, up 2% from 4Q18 and 13% from a year ago

Structured Business

•                 Segment income of $15.0 million

•                 Portfolio growth of 4% on $416.3 million of loan originations

Uniondale, NY, May 10, 2019 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2019.  Arbor reported net income for the quarter of $22.7 million, or $0.26 per diluted common share, compared to $26.2 million, or $0.42 per diluted common share for the quarter ended March 31, 2018. Adjusted funds from operations (“AFFO”) for the quarter was $35.5 million, or $0.33 per diluted common share, compared to $21.4 million, or $0.25 per diluted common share for the quarter ended March 31, 2018.1

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 2

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2019	December 31, 2018
Originations:
Fannie Mae	$546,886	$1,067,230
Freddie Mac	192,492	527,502
FHA	1,110	15,549
CMBS/Conduit	105,425	14,025
Total Originations	$845,913	$1,624,306

Total Loan Sales	$1,101,766	$1,653,421

Total Loan Commitments	$846,963	$1,604,502

For the quarter ended March 31, 2019, the Agency Business generated revenues of $47.2 million, compared to $84.4 million for the fourth quarter of 2018. Gain on sales, including fee-based services, net was $16.4 million for the quarter, reflecting a margin of 1.49% on loan sales, compared to $18.7 million and 1.13% for the fourth quarter of 2018. Income from mortgage servicing rights was $14.2 million for the quarter, reflecting a rate of 1.68% as a percentage of loan commitments, compared to $36.1 million and 2.25% for the fourth quarter of 2018.

At March 31, 2019, loans held-for-sale was $225.9 million which was primarily comprised of unpaid principal balances totaling $222.9 million, with financing associated with these loans totaling $222.7 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $18.88 billion at March 31, 2019, an increase of 2% from December 31, 2018, primarily a result of $845.9 million of new loan originations, net of $458.4 million in portfolio runoff during the quarter. Servicing revenue, net was $13.5 million for the quarter and consists of servicing revenue of $25.8 million, net of amortization of mortgage servicing rights totaling $12.3 million.

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 3

	Fee-Based Servicing Portfolio ($ in thousands)
	As of March 31, 2019			As of December 31, 2018
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$13,719,351	0.507%	7.6	$13,562,667	0.513%	7.4
Freddie Mac	4,515,829	0.303%	10.8	4,394,287	0.308%	10.8
FHA	648,583	0.155%	19.6	644,687	0.155%	19.6
Total	$18,883,763	0.446%	8.7	$18,601,641	0.452%	8.6

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At March 31, 2019, the Company’s allowance for loss-sharing obligations was $34.5 million, representing 0.25% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

•                  Originated 28 loans totaling $416.3 million, of which 23 were bridge loans for $357.3 million

•                  Payoffs and pay downs on 26 loans totaling $279.5 million

At March 31, 2019, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $3.41 billion, with a weighted average current interest pay rate of 7.05%, compared to $3.28 billion and 7.02% at December 31, 2018.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.71% at March 31, 2019, compared to 7.66% at December 31, 2018.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2019, excluding loan loss reserves, was $3.34 billion with a weighted average yield of 7.84%, compared to $3.23 billion and 7.76% for the fourth quarter of 2018. The increase in average yield was primarily due to an increase in LIBOR.

At March 31, 2019, the Company’s total loan loss reserves were $71.1 million on five loans with an aggregate carrying value before loan loss reserves of $131.3 million. The Company also had two non-performing loans with a carrying value of $2.5 million, net of related loan loss reserves of $1.7 million.

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 4

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2019 was $3.13 billion with a weighted average interest rate including fees of 5.22% as compared to $2.89 billion and a rate of 5.24% at December 31, 2018. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2019 was $2.96 billion, as compared to $2.90 billion for the fourth quarter of 2018. The average cost of borrowings for the first quarter was 5.24%, compared to 5.12% for the fourth quarter of 2018. The increase in average costs was primarily due to an increase in LIBOR.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2019 and as of the most recent collateralized securitization vehicle determination dates in April 2019.

Capital Markets

The Company issued $90.0 million in aggregate principal amount of 5.75% senior unsecured notes in a private placement, generating net proceeds of $88.2 million after deducting offering expenses. The notes are due in April 2024 and the proceeds were used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.28 per share of common stock for the quarter ended March 31, 2019, representing an increase of 4% over the prior quarter dividend of $0.27 per share and 12% from a year ago. The dividend is payable on May 31, 2019 to common stockholders of record on May 23, 2019. The ex-dividend date is May 22, 2019.

As previously announced, the Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2019 through May 31, 2019. The dividends are payable on May 31, 2019 to preferred stockholders of record on May 15, 2019. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 6079039.

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 5

After the live webcast, the call will remain available on the Company’s website through May 31, 2019.  In addition, a telephonic replay of the call will be available until May 17, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 6079039.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 6

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Janhavi Mohite 646-536-7026 jmohite@theruthgroup.com
Media: Bonnie Habyan, Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (UNAUDITED)

($ in thousands—except share and per share data)

	Quarter Ended
	March 31,
	2019	2018

Interest income	$71,277	$51,612
Interest expense	41,865	33,387
Net interest income	29,412	18,225

Other revenue:
Gain on sales, including fee-based services, net	16,389	18,193
Mortgage servicing rights	14,232	19,634
Servicing revenue, net	13,552	9,547
Property operating income	2,803	2,910
Other income, net	(2,128)	2,878
Total other revenue	44,848	53,162

Other expenses:
Employee compensation and benefits	31,764	29,494
Selling and administrative	9,761	8,915
Property operating expenses	2,396	2,796
Depreciation and amortization	1,912	1,846
Provision for loss sharing (net of recoveries)	454	473
Provision for loan losses (net of recoveries)	—	325
Total other expenses	46,287	43,849

Income before extinguishment of debt, income from equity affiliates and income taxes	27,973	27,538
Loss on extinguishment of debt	(128)	—
Income from equity affiliates	2,151	746
Benefit from income taxes	10	8,784

Net income	30,006	37,068

Preferred stock dividends	1,888	1,888
Net income attributable to noncontrolling interest	5,468	8,991
Net income attributable to common stockholders	$22,650	$26,189

Basic earnings per common share	$0.27	$0.42
Diluted earnings per common share	$0.26	$0.42

Weighted average shares outstanding:
Basic	85,151,878	61,842,336
Diluted	107,869,511	84,699,735

Dividends declared per common share	$0.27	$0.21

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
Assets:
Cash and cash equivalents	$124,505	$160,063
Restricted cash	291,865	180,606
Loans and investments, net	3,323,778	3,200,145
Loans held-for-sale, net	225,878	481,664
Capitalized mortgage servicing rights, net	277,639	273,770
Securities held to maturity, net	86,036	76,363
Investments in equity affiliates	28,444	21,580
Real estate owned, net	14,473	14,446
Due from related party	1,975	1,287
Goodwill and other intangible assets	114,764	116,165
Other assets	108,368	86,086
Total assets	$4,597,725	$4,612,175

Liabilities and Equity:
Credit facilities and repurchase agreements	1,032,495	1,135,627
Collateralized loan obligations	1,594,970	1,593,548
Debt fund	68,304	68,183
Senior unsecured notes	211,001	122,484
Convertible senior unsecured notes, net	252,229	254,768
Junior subordinated notes to subsidiary trust issuing preferred securities	140,434	140,259
Due to related party	261	—
Due to borrowers	76,396	78,662
Allowance for loss-sharing obligations	34,518	34,298
Other liabilities	109,734	118,780
Total liabilities	3,520,342	3,546,609

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,487,544 and 20,653,584 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,501	89,502
Common stock, $0.01 par value: 500,000,000 shares authorized; 85,955,995 and 83,987,707 shares issued and outstanding, respectively	860	840
Additional paid-in capital	893,471	879,029
Accumulated deficit	(74,589)	(74,133)
Total Arbor Realty Trust, Inc. stockholders’ equity	909,243	895,238

Noncontrolling interest	168,140	170,328
Total equity	1,077,383	1,065,566

Total liabilities and equity	$4,597,725	$4,612,175

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION- (Unaudited)

(in thousands)

	Quarter Ended March 31, 2019
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$65,809	$5,468	$—	$71,277
Interest expense	38,257	3,608	—	41,865
Net interest income	27,552	1,860	—	29,412

Other revenue:
Gain on sales, including fee-based services, net	—	16,389	—	16,389
Mortgage servicing rights	—	14,232	—	14,232
Servicing revenue	—	25,834	—	25,834
Amortization of MSRs	—	(12,282)	—	(12,282)
Property operating income	2,803	—	—	2,803
Other income, net	337	(2,465)	—	(2,128)
Total other revenue	3,140	41,708	—	44,848

Other expenses:
Employee compensation and benefits	8,464	23,300	—	31,764
Selling and administrative	4,421	5,340	—	9,761
Property operating expenses	2,396	—	—	2,396
Depreciation and amortization	512	1,400	—	1,912
Provision for loss sharing (net of recoveries)	—	454	—	454
Total other expenses	15,793	30,494	—	46,287

Income before extinguishment of debt, income
from equity affiliates and income taxes	14,899	13,074	—	27,973
Loss on extinguishment of debt	(128)	—	—	(128)
Income from equity affiliates	2,151	—	—	2,151
Benefit from income taxes	—	10	—	10

Net income	$16,922	$13,084	$—	$30,006

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	5,468	5,468
Net income attributable to common stockholders	$15,034	$13,084	$(5,468)	$22,650

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	March 31, 2019
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$53,006	$71,499	$124,505
Restricted cash	291,865	—	291,865
Loans and investments, net	3,323,778	—	3,323,778
Loans held-for-sale, net	—	225,878	225,878
Capitalized mortgage servicing rights, net	—	277,639	277,639
Securities held to maturity, net	10,000	76,036	86,036
Investments in equity affiliates	28,444	—	28,444
Goodwill and other intangible assets	12,500	102,264	114,764
Other assets	96,436	28,380	124,816
Total assets	$3,816,029	$781,696	$4,597,725

Liabilities:
Debt obligations	3,076,716	222,717	3,299,433
Allowance for loss-sharing obligations	—	34,518	34,518
Other liabilities	143,022	43,369	186,391
Total liabilities	$3,219,738	$300,604	$3,520,342

Arbor Realty Trust Reports First Quarter Results and Increases Quarterly Dividend to $0.28 per Share

May 10, 2019	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

($ in thousands—except share and per share data)

	Quarter Ended
	March 31,
	2019	2018

Net income attributable to common stockholders	$22,650	$26,189

Adjustments:
Net income attributable to noncontrolling interest	5,468	8,991
Depreciation - real estate owned	175	178
Depreciation - investments in equity affiliates	126	125

Funds from operations (1)	$28,419	$35,483

Adjustments:
Income from mortgage servicing rights	(14,232)	(19,634)
Deferred tax benefit	(4,168)	(13,320)
Amortization and write-offs of MSRs	16,739	16,676
Depreciation and amortization	2,564	2,255
Net loss (gain) on changes in fair value of derivatives	2,465	(2,645)
Stock-based compensation	3,756	2,545

Adjusted funds from operations (1)	$35,543	$21,360

Diluted FFO per share (1)	$0.26	$0.42

Diluted AFFO per share (1)	$0.33	$0.25

Diluted weighted average shares outstanding (1)	107,869,511	84,699,735

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.